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EXHIBIT 23.  CONSENT OF INDEPENDENT ACCOUNTANTS



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. on Form S-3 (File No. 333-14033) of our report dated August 12, 1997, on our audits of the consolidated financial statements of Clayton Homes, Inc. as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995, which report is included in this Annual report on Form 10-k.




                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------
                                             Coopers & Lybrand L.L.P.






Knoxville, Tennesse
September 22, 1997